UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2008
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685	37-1434895
(Commission File Number)	(IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On September 26, 2008, the Board of Directors of Compellent Technologies, Inc. appointed Duston M. Williams to serve as a director, effective as of October 1, 2008. Mr. Williams was also appointed to serve on the Audit Committee of the Board, effective as of October 1, 2008, replacing R. David Spreng who resigned from the Audit Committee upon the effectiveness of Mr. Williams appointment to the Board.
     Mr. Williams, age 50, has served as the Chief Financial Officer of Infinera Corporation, an optical networking company, since June 2006. From December 2004 to June 2006, Mr. Williams was Executive Vice President and Chief Financial Officer of Maxtor Corporation, an information storage solutions company. From July 2003 to November 2004, Mr. Williams served as Chief Financial Officer of Aruba Networks, Inc., a network infrastructure company. From July 2001 to February 2003, Mr. Williams served as Chief Financial Officer of Rhapsody Networks, Inc., a storage networking provider. Mr. Williams currently serves on the board of directors of BlueArc Corporation, a privately-held network storage company. Mr. Williams holds a B.S. in Accounting from Bentley College and an M.B.A. from the University of Southern California.
     In connection with his appointment to the Board, Mr. Williams will receive compensation consistent with our compensation arrangements for non-employee directors, including cash compensation in the amount of $20,000 per year plus $5,000 per year as a member of the Audit Committee, both of which are payable on a quarterly basis. We also granted Mr. Williams an option on October 1, 2008 to purchase 42,735 shares of our common stock under our 2007 Equity Incentive Plan at an exercise price equal to $12.35, the closing price of our common stock as reported by NYSE Arca on October 1, 2008. The shares subject to this stock option will vest 1/36th per month over a three year period, contingent upon Mr. William’s continued service. If Mr. Williams is required to resign his position as a condition of a change-in-control transaction or is removed as a director in connection with a change-in-control transaction, the unvested portion of his stock option shall vest in full. In the event of certain significant corporate transactions, if the surviving or acquiring entity or its parent elects not to assume, continue or substitute such stock options, then the stock option shall accelerate in full prior to the effective time of such corporate transaction and the stock option shall terminate if not exercised at or prior to the effective time of the corporate transaction.
     We also intend to enter into our standard form of indemnification agreement with Mr. Williams. The form of indemnification agreement is filed as Exhibit 10.2 to our Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on July 2, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: October 1, 2008	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer